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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): September 8, 1999

                           EOTT ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)
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
               DELAWARE                                   1-12872                      76-04245200
(State of Incorporation or Organization)          (Commission File Number)           (I.R.S. Employer
                                                                                  Identification Number)
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                            1330 Post Oak Boulevard,
                                   SUITE 2700
                                 Houston, Texas
                    (Address of principal executive offices)

                                      77056
                                   (Zip Code)

       Registrant's telephone number, including area code: (713) 993-5200
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ITEM 5.     OTHER EVENTS

     Consistent with our acquisition strategy, we are engaged in discussions with a third party relating to a possible acquisition of contracts and transportation assets, including trucks, crude oil pipelines and storage facilities. We have entered into a confidentiality agreement that provides that the owner of the assets will furnish us with confidential information for use in our evaluation of the assets. We have the exclusive right to discuss this possible purchase of the assets with the owner until November 1, 1999, or until an earlier date on which one of the parties gives written notice to the other that negotiations between the parties have terminated. We do not expect to discuss a definitive agreement on the terms of the acquisition until such time as the due diligence process is completed and we have fully evaluated the results of our due diligence review. We have indicated to the potential seller that we believe that the acquisition price for the assets would be in the range of $210 million to $250 million, but we have not reached any agreement regarding the price for the assets or any other terms of the transaction. If an agreement is reached regarding this acquisition, we may finance the purchase price through the issuance of additional common units, the issuance of public or private debt securities or loans or some combination of the foregoing. We can give you no assurance regarding when or whether we will reach agreement with the owner on the terms of the acquisition or that, if we do reach agreement, the acquisition will be completed.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 8, 1999

                                        EOTT ENERGY PARTNERS, L.P.
                                        (A Delaware Limited Partnership)

                                        By:   EOTT ENERGY CORP. as
                                              General Partner

                                        By:   /s/    LORI L. MADDOX
                                              Name:  Lori L. Maddox
                                              Title: Controller
                                              (Principal Accounting Officer)

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